UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 6, 2008
Date of Report (Date of earliest event reported)
HLTH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361
(Address of principal executive offices, including zip code)
(201) 703-3400
(Registrant’s telephone number, including area code)
(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          All statements contained in this Current Report, other than statements of historical fact, are forward-looking statements, including those regarding: the merger transaction (the “Merger Transaction”) between HLTH and WebMD Health Corp. (WHC); the potential sales transactions with respect to ViPS and Porex (the “Potential Sales Transactions”); and expectations regarding the market for HLTH’s and WHC’s investments in auction rate securities (ARS). These statements speak only as of the date of this Current Report and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries; and changes in the markets for ARS. Further information about these matters can be found in our Securities and Exchange Commission filings. In addition, there can be no assurances regarding: whether HLTH and WHC will be able to complete the Merger Transaction or as to the timing of such transaction; or whether HLTH will be able to complete the Potential Sales Transactions or as to the timing or terms of such transactions. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

Item 1.01. Entry into a Material Definitive Agreement
          Amendment to Merger Agreement
          On May 6, 2008, HLTH Corporation and WebMD Health Corp. (which we refer to as WHC) entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger that they had entered into on February 20, 2008 (the “Original Merger Agreement” and, as amended, the “Merger Agreement”). The Merger Agreement provides that HLTH will merge into WHC, with WHC continuing as the surviving company (the “Merger”). In the Merger, each outstanding share of HLTH common stock will be converted into 0.1979 shares of WHC common stock and $6.89 in cash, subject to adjustment as described below (the “Merger Consideration”). The shares of WHC Class A Common Stock currently outstanding will remain outstanding following the Merger.
          As previously disclosed, HLTH has investments in certain auction rate securities (ARS) with a face amount of approximately $194.5 million, excluding the ARS investments held by WHC. For additional information regarding these ARS investments, see Item 2.03 of this Current Report, which is incorporated by reference herein.
          Under the Original Merger Agreement, HLTH was required, as a condition to closing the Merger, to have liquidated its ARS holdings and the Original Merger Agreement provided that the aggregate amount of the cash portion of the Merger Consideration would be reduced by the difference between the face amount of the ARS and the amount of proceeds received from their sale. The Original Merger Agreement has been modified to reflect the flexibility and additional liquidity afforded by the Credit Facility that HLTH has entered into described in Item 2.03 of this Current Report (the “HLTH Credit Facility”). Under the Merger Agreement, HLTH is not required to sell its ARS holdings as a condition to closing if the outstanding loan amount, under the HLTH Credit Facility, is equal to 75% of the face amount of the ARS investments held by HLTH at the effective time of the Merger or if HLTH would be capable of satisfying, as of that time, all of the conditions to making a drawdown of that amount.  In either such case, the reduction in the aggregate cash consideration payable in the Merger would be fixed at $48.6 million (which is 25% of the face amount of HLTH’s ARS holdings), or approximately $0.27 per share (based on the number of shares of HLTH Common Stock outstanding as of the date of this Current Report).  To the extent that HLTH, instead, sells some or all of its ARS holdings for greater than 75% of the face amount, the reduction in the aggregate cash portion of the merger consideration with respect to the ARS that are sold would be based on the actual sale price for those holdings. The Amendment was approved by the Boards of Directors of HLTH and WHC and by a Special Committee of the Board of Directors of WHC. A copy of the Amendment is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference.
Additional Information About the Proposed Transaction and Where to Find It:
          In connection with the proposed Merger, HLTH and WHC expect to file, with the SEC, a proxy statement/prospectus as part of a registration statement regarding the proposed transaction. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about HLTH and WHC and the proposed transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents when filed by HLTH and WHC with the SEC at www.sec.gov or www.hlth.com or www.wbmd.com. Investors and security holders are urged to read the proxy statement/prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the Merger.
Participants in the Merger
               HLTH, WHC, their directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of HLTH and WHC and their respective interests in the proposed transactions will be set forth or incorporated by reference in the proxy statement/prospectus that HLTH and WHC will file with the SEC in connection with the proposed transaction. Information about the directors and executive officers of HLTH is available in Item 10 of HLTH’s Annual Report on Form 10-K for the Year Ended December 31, 2007, included in an Amendment to that Form 10-K filed with the SEC on April 29, 2008. Information about the directors and executive officers of WHC is available in Item 10 of WHC’s Annual Report on Form 10-K for the Year Ended December 31, 2007, included in an Amendment to that Form 10-K filed with the SEC on April 29, 2008. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.
* * *
Entry into Loan Agreements for the Credit Facilities
     To the extent required by Item 1.01 of Form 8-K, the information contained in Item 2.03 of this Current Report is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     As previously disclosed, HLTH currently holds investments in certain auction rate securities (ARS) backed by student loans with a face amount of approximately $362.3 million, of which ARS with a face amount of approximately $167.8 million are held by WHC. HLTH and WHC have each entered into a non-recourse credit facility (each a “Credit Facility”) from Citigroup, secured by their respective ARS holdings (including, in some circumstances, interest payable on the ARS holdings), that will allow HLTH and WHC to borrow up to 75% of the face amount of the ARS holdings pledged as collateral under the respective Credit Facilities. The Credit Facilities are each governed by a loan agreement, dated as of May 6, 2008, containing customary representations and warranties of the borrower and certain affirmative covenants and negative covenants relating to the pledged collateral. Under each of the loan agreements, the borrower and the lender may, in certain circumstances, cause the pledged collateral to be sold, with the proceeds of any such sale required to be applied in full immediately to repayment of amounts borrowed.
     No borrowings have been made under either Credit Facility to date. WHC and HLTH can each make borrowings under their respective Credit Facilities until May 2009. The interest rate applicable to such borrowings will be 1-month LIBOR plus 250 basis points. Any borrowings outstanding under the respective Credit Facilities after March 2009 become demand loans, subject to 60 days notice, with recourse only to the pledged collateral.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits. The following exhibit is filed herewith:

Exhibit
Number	Description
2.1	Amendment No. 1, dated as of May 6, 2008, to Agreement and Plan of Merger, dated as of February 20, 2008, between HLTH Corporation and WebMD Health Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by WebMD Health Corp. on May 7, 2008)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HLTH CORPORATION
Dated: May 7, 2008	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Amendment No. 1, dated as of May 6, 2008, to Agreement and Plan of Merger, dated as of February 20, 2008, between HLTH Corporation and WebMD Health Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by WebMD Health Corp. on May 7, 2008)